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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the captions "Experts" and "Selected Financial Data of World Medical" and to the use of our report dated February 5, 1998, with respect to the financial statements of World Medical Manufacturing Corporation included in Amendment No. 3 to the Registration Statement (Form S-4 No. 333-53421) and related Prospectus of Arterial Vascular Engineering, Inc. for the registration of 2,175,000 shares of its common stock.


                                          ERNST & YOUNG LLP

Miami, Florida

November 5, 1998